EXHIBIT 5.1

August 1, 2005

Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111

Ladies and Gentlemen:

        We are rendering this opinion in connection with a Post-Effective Amendment No. 2 to Registration Statement Form S-4 on Form S-3, File No. 333-91577 (as amended, the "Registration Statement") to be filed today by Iron Mountain Incorporated, a Delaware corporation (the "Company") to register 17,479,270 shares of common stock of the Company, par value $.01 per share (the "Registered Shares") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering from time to time of the Registered Shares by the stockholders of the Company named in the Registration Statement under the caption "Selling Stockholders."

        We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company as presently in effect, corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

        We express no opinion herein as to any laws other than the Delaware General Corporation Law, the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws, and the federal law of the United States, and we express no opinion as to state securities or blue sky laws.

        Based on and subject to the foregoing, we are of the opinion that the Registered Shares are duly authorized, validly issued, fully paid and nonassessable by the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                      Very truly yours,
                      /s/ SULLIVAN & WORCESTER LLP